EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock of Young Broadcasting, Inc. is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: February 14, 2008	TCS CAPITAL GP, LLC
	By:	/s/ Eric Semler
		Name:	Eric Semler
		Title:	Managing Member

ERIC SEMLER
	By:	/s/ Eric Semler